                                                                    Exhibit 23.1






                        CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in (i) the Registration Statements (Nos. 333-47257, 33-34265, 33-34264, 33-29256, 33-21937, 33-39708, 333-47251,
33-56643, 33-50819, 33-50817, 33-54797, 333-47255, 33-28665, 33-63195,
333-70279, 333-70279-01, 333-70279-02 and 333-52757) on Form S-8, (ii) the
Registration Statements (Nos. 33-42150, 33-42150-01, 33-42150-02, 33-42150-03,
33-52119, 33-52119-01, 33-52119-02, 33-52119-03, 33-52119-05, 33-45302,
33-45302-01, 333-49419, 333-49419-01, 333-49419-02, 333-49419-03, 333-49419-04
and 333-49419-05) on post-effective amendment on Form S-8 to Form S-4, (iii) the Registration Statement (No. 33-57745) on Form S-4, and (iv) the Registration Statements (Nos. 33-49589, 33-59495, 333-71167 and 333-00573) on Form S-3 of
AT&T Corp., of our report, dated March 9, 1999, relating to the consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1998, and 1997, and the related consolidated statements of operations and comprehensive earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the March 19, 1999 Current Report on Form 8-K of AT&T Corp.



                                   KPMG LLP


Denver, Colorado
March 19, 1999